UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 6, 2009

                              CONCORD CAMERA CORP.
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             (Exact name of registrant as specified in its charter)

          New Jersey                      0-17038                 13-3152196
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(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

         4000 Hollywood Boulevard, North Tower, Hollywood, Florida 33021
         ---------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (954) 331-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

On February 6, 2009, Concord Camera HK Limited ("Concord Camera HK"), a subsidiary of Concord Camera Corp. (the "Company"), entered into various agreements (collectively, the "Agreement") with Bao On Joint Stock Company ("Bao") providing for the sale of Concord Camera HK's registered land and buildings in The People's Republic of China ("PRC") and certain temporary buildings and equipment and facilities located thereon (collectively, the "Real Estate and Facilities"). The purchase price for the Real Estate and Facilities is RMB34,500,000 (which is approximately US$5,047,180 at the exchange rate in effect on February 12, 2009). The terms of the Agreement provide that Bao is responsible for all taxes attributable to the sale of the registered land and buildings and Concord Camera HK is responsible for all taxes attributable to the sale of the temporary buildings, equipment and facilities.

On February 6, 2009, Bao paid RMB2,500,000 (which is approximately US$365,738 at the exchange rate in effect on February 12, 2009) into an account designated by Concord Camera HK as a deposit. Pursuant to the Agreement, Bao is required to pay the RMB34,500,000 purchase price into an account designated by Concord Camera HK on or before February 20, 2009. Upon payment of the RMB34,5000,000 purchase price by Bao, the RMB2,500,000 deposit will be credited back to Bao for purposes of paying the taxes attributable to the sale of the registered land and buildings. Bao's obligation to pay the RMB34,500,000 purchase price on or before February 20, 2009 and to proceed with the transaction is not subject to any financing conditions. If Bao fails to deposit the RMB34,500,000 amount on or before February 20, 2009, the RMB2,500,000 deposit will be forfeited to Concord Camera HK. The sale of the Real Estate and Facilities will be completed and the RMB34,500,000 purchase price will be released to Concord Camera HK upon the local government authorities completing the transfer of the real estate certificates to Bao.

The RMB34,500,000 purchase price includes a leaseback of the Real Estate and Facilities pursuant to which Concord Camera HK will lease a portion of the Real Estate and Facilities for up to six months, at no additional cost to Concord Camera HK, to complete the wind down and liquidation process in the PRC.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit           Description
No.               of Exhibit
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99.1              Press Release of the Company, dated February 12, 2009

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 12, 2009               By: /s/  Scott L. Lampert
                                           -------------------------------------
                                           Scott L. Lampert, Vice President
                                           General Counsel and Secretary